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                                                                     Exhibit 4.4


                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                       and

                               ENVIROSYSTEMS CORP.

                                  $100,000,000
                          Aggregate Principal Amount of
                     13% Senior Subordinated Notes due 2008
                             and 2,291.268 Shares of
                              Series A Common Stock

                               PLACEMENT AGREEMENT

                                                                October 15, 1998

Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, N.Y. 10010-3629

Dear Sirs:

      1. Introductory. Environmental Systems Products Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2008 (the "Notes") and EnviroSystems Corp., a Delaware corporation and the sole shareholder of the Company (the "Parent"), proposes to issue and sell 2,291.268 shares (the "Series A Shares") of Series A common stock, par value $0.0001 per share (the "Series A Common Stock"), of the Parent. The Notes are to be issued under an indenture, dated as of October 16, 1998 (the "Indenture"), among the Company, the Parent, the Guarantors (as defined) and United States Trust Company of New York, as Trustee (the "Trustee"), which Notes will be unconditionally guaranteed by the guarantors listed on Schedule A hereto (collectively, the "Guarantors," and together with the Company and the Parent, the "Issuers"). For purposes of this agreement, (i) the term "Securities" means the Notes, together with

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the guarantees (the "Guarantees") thereof by the Guarantors, and the Series A
Shares and (ii) references to "Subsidiaries" or "subsidiaries" of the Company shall mean all subsidiaries of the Company, including Envirotest Systems Corp., a Delaware corporation ("Envirotest"), and the direct and indirect subsidiaries of Envirotest, and Environmental Systems Products, Inc., a Delaware corporation ("ESP"), and the direct and indirect subsidiaries of ESP. The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

      Pursuant to the terms of an Agreement and Plan of Merger, dated as of August 12, 1998 (the "Merger Agreement"), among ESP, Stone Rivet, Inc., a Delaware corporation ("Stone Rivet") and a wholly-owned subsidiary of ESP, and Envirotest, Stone Rivet made a cash tender offer (the "Equity Offer") to acquire all of the issued and outstanding shares of Envirotest's Class A Common Stock, par value $.01 per share, under an Offer to Purchase, dated August 19, 1998 (the "Equity Offer to Purchase"). Pursuant to the Merger Agreement, (i) upon completion of the Equity Offer, Stone Rivet will be merged with and into Envirotest, (ii) the separate corporate existence of Stone Rivet will cease and
(iii) Envirotest will continue as the surviving corporation (the above transactions are herein referred to as the "Merger"). The net proceeds of the sale of the Notes and the Series A Shares, together with the net proceeds from the sale by the Parent of 15% Senior Discount Notes due 2009 and shares of Series A Common Stock in connection therewith (the "Senior Discount Transaction"), a portion of the initial borrowings under the New Credit Facility (as defined below), available cash and the proceeds of the Equity Investment (as defined below), will be used to finance the Merger and to complete the Refinancing Plan (as defined below). Concurrently with the consummation of the issuance and sale of the Notes and the Series A Shares hereunder, Alchemy Partners (Guernsey) Limited, a U.K. partnership, shall cause to be made by certain shareholders of Newmall Ltd., a company incorporated under the laws of England and Wales, an indirect equity contribution of approximately $80 million to ESP (the "Equity Contribution"). Immediately prior to the issuance and sale of the Notes and the Series A Shares, the shareholders of Newmall shall exchange their Newmall shares for shares of stock in the Company (the "Newmall Share Exchange"). In addition, the shareholders of the Company shall exchange their shares of the Company for shares of the Parent (the "Company Share Exchange" and, collectively with the Newmall Share Exchange, the "Share Exchange"). In addition, the Parent and the purchasers party thereto shall enter into a share price adjustment agreement, dated October 16, 1998 (the "Share Price Adjustment Agreement"), regarding the shares of Series A Common Stock to be issued in connection with this Agreement and the Senior Discount Transaction (the "Share Price Adjustment"). At or prior to the issuance and sale of the Notes and the Series A Shares, the Parent, the Company and certain of its subsidiaries intend to


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complete a refinancing plan (the "Refinancing Plan"). The principal elements of the Refinancing Plan are: (i) the issuance and sale of the Notes and the Series A Shares; (ii) the Senior Discount Transaction; (iii) the offers by the Company to purchase, and the solicitation of consents (together, the "Debt Offers") from the holders of, all of the outstanding 9 1/8% Senior Notes due 2001 (the "2001 Notes") and 9 5/8% Senior Subordinated Notes due 2003 (the "2003 Notes" and, together with the 2001 Notes, the "Existing Notes") of Envirotest pursuant to Offers to Purchase and Consent Solicitations, each dated September 1, 1998 (the "Debt Offers to Purchase"); (iv) the entering by the Company into a new senior secured credit facility consisting of up to approximately an aggregate of $385 million of term loan facilities and up to approximately an aggregate of $50 million of revolving credit facilities (the "New Credit Facility") with Credit Suisse First Boston Corporation ("CSFB"), as administrative and collateral agent, DLJ Capital Funding, Inc. ("DLJCF"), as syndication agent, and certain lenders named therein; (v) the repayment in full of indebtedness under ESP's existing credit facility (the "ESP Credit Facility") and the termination of such facility; (vi) the repayment in full of approximately $___ million of other outstanding indebtedness of Envirotest; (vii) the Equity Contribution; and
(viii) certain other refinancing transactions (together with the transaction described in (vi) above, the "Other Refinancings"). After the Closing Date, upon consummation of the Merger, pursuant to a Stock Purchase Agreement, dated ______, 1998 (the "Envirotest Agreement"), between ESP and the Company, all of the outstanding capital stock of Envirotest will be sold to the Company by ESP (the "Envirotest Sale") in exchange for a subordinated note of the Company in the amount of $[80.0] million to be issued to ESP. Upon consummation of the Envirotest Sale, Envirotest will become a wholly-owned direct subsidiary of the Company. In addition, the Company expect that after the Closing Date (as hereinafter defined), it and/or one of its subsidiaries will enter into a written agreement, (the "Transervice Agreement"), with Wellman Overseas Ltd., an affiliate of the Company ("Wellman"), to acquire the Transervice division of Wellman (the "Transervice Acquisition") for aggregate consideration of approximately $13.5 million.

      This Agreement, the Indenture, the Securities, the Subscription Agreement, dated October 15, 1998 (the "Subscription Agreement"), among the Issuers and the purchasers named therein substantially in the form of Exhibit B hereto, the Registration Rights Agreement, dated October 16, 1998 (the "Registration Rights Agreement"), among the Parent, the Company, DLJ Investment Partners, L.P., DLJ ESC II, L.P., DLJ Investment Funding, Inc., Chase Equity Associates L.P. and Credit Suisse First Boston (Europe) Limited, the Investors Agreement, dated October 16, 1998 (the "Investors Agreement"), among the Parent, Alchemy Partners (Guernsey) Limited, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners


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II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ
Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ First ESC, L.P., DLJ ESC II, L.P., DLJ Investment Partners, L.P., DLJ Investment Funding, Inc., Credit Suisse First Boston (Europe) Limited, Chase Equity Associates L.P. and the other securityholders named therein, the Merger Agreement, the Equity Offer to Purchase, the Debt Offers to Purchase, the agreements evidencing the Equity Contribution, the agreements evidencing the Senior Discount Transaction, the Share Price Adjustment Agreement, the agreements evidencing the Share Exchange, the New Credit Facility and the agreements creating security interests in the assets of the Company for the benefit of the holders of indebtedness arising under the New Credit Facility (together with the New Credit Facility, the "Bank Agreements"), the Envirotest Agreement and the Transervice Agreement are sometimes referred to in this Agreement, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents," and the Merger, the Equity Offer, the Debt Offers, the Equity Contribution, the Senior Discount Transaction, the Share Exchange, the Share Price Adjustment, the execution and delivery of the Bank Agreements, the repayment and termination of the ESP Credit Facility, the Other Refinancings, the Envirotest Sale, the Transervice Acquisition, the execution and delivery of the Indenture, and the issuance and sale of the Notes and the Series A Shares are sometimes referred to herein, individually, as a "Transaction" and collectively, as the "Transactions."

      Holders (including subsequent transferees) of the Securities will have the rights (including the registration rights obligations) set forth in the Registration Rights Agreement and the Investors Agreement. Pursuant to the Registration Rights Agreement and the Investors Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a registration statement under the Securities Act (the "Registration Statement") registering the Securities. The Investors Agreement also contains various restrictions on the transfer of Series A Shares, various provisions requiring and in certain cases permitting Series A stockholders to participate in sales of Series A Common Stock by the other Series A Common stockholders that are party to that agreement and certain rights to subscribe for newly issued Series A Common Stock of the Company.

      Subject to the terms and conditions stated herein, the Issuers hereby appoint Credit Suisse First Boston Corporation (the "Placement Agent") as the exclusive agent of the Company for the purpose of soliciting offers to purchase the Notes and the Series A Shares from the Company in transactions that are intended to be exempt


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from the Securities Act.

      2. Representations and Warranties of the Issuers. Each of the Issuers, jointly and severally, represents and warrants to, and agrees with, the Placement Agent that, as of the date hereof and as of the Closing Date:

           (a) An offering memorandum (the "Offering Memorandum") relating to the Securities to be sold to the purchasers thereof has been prepared by the Company and the Parent. Such Offering Memorandum shall be referred to herein as the "Offering Document." On the date of this Agreement and as of the Closing Date, the Offering Document does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the Parent and the Company was duly incorporated and is in good standing under the laws of the jurisdiction of its incorporation, with the power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Parent and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise), properties or results of operations of the Parent, the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

           (c) Each subsidiary of the Company was duly incorporated and is in good standing under the laws of the jurisdiction of its incorporation, with the power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; except as disclosed in the Offering Document, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through


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      subsidiaries, is owned free from liens, encumbrances and defects.

           (d) All of the issued and outstanding shares of capital stock of each of the Parent and the Company were duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Offering Document, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Parent or the Company.

           (e) The Indenture has been duly authorized by each Issuer; and when the Notes, the Guarantees and the Series A Shares are delivered and paid for pursuant to this Agreement and the Subscription Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by each of the Issuers which is a party thereto, and the Indenture will constitute valid and legally binding obligations of each of the Issuers which is a party thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification and contribution, to principles of public policy and federal and state securities laws relating thereto.

           (f) The Notes and the Guarantees have been duly authorized by the Company and the Guarantors, respectively, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Subscription Agreement, the Notes and the Guarantees will conform in all material respects to the description thereof in the Offering Document.

           (g) At the Closing Date, the Notes and the Guarantees will have been duly executed by the Company and the Guarantors, respectively, and, when the Notes are authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, the Notes and the Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification and


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      contribution, to principles of public policy and federal and state securities laws relating thereto.

           (h) The Subscription Agreement has been duly authorized, executed and delivered by each Issuer.

           (i) The Series A Shares have been duly authorized and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Subscription Agreement, will have been validly issued and will be fully paid and non-assessable.

           (j) The Securities, the Indenture, the Registration Rights Agreement and the Investors Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Document.

           (k) There are no preemptive rights or similar rights that have not been waived to subscribe for or purchase the Notes by the Company or the Series A Shares by the Parent upon their issuance and sale pursuant to this Agreement and the Subscription Agreement. No securityholder of any Issuer has any right that has not been waived to require such Issuer to register the sale of any securities owned by such securityholder under the Securities Act in the offering and sale contemplated by this Agreement and the Subscription Agreement.

           (l) Except as disclosed in the Offering Document or other documents or agreements to which CSFB, DLJCF or one or more of their respective affiliates is a party, there are no contracts, agreements or understandings between any Issuer and any person that would give rise to a valid claim against any of the Issuers or any or their affiliates or the Placement Agent for a brokerage commission, finder's fee or other like payment in connection with the Transactions.

           (m) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between any of the Issuers and any person granting such person the right to require any of the Issuers to file a registration statement under the Securities Act with respect to any securities of any of the Issuers owned or to be owned by such person or to require any of the Issuers to include such securities in any registration statement filed by any of the Issuers under the Securities Act.


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           (n)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the Transactions as contemplated by (i) this Agreement and the Subscription Agreement in connection with the issuance and sale of the Securities by the Issuers or (ii) any other Transaction Documents in connection with the consummation of the transactions contemplated therein, other than those consents, approvals, authorizations, orders or filings that have been made or obtained and such as may be required by the Securities Act (including Regulation D thereunder) and securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Securities and as may be required under the Securities Act in connection with the Registration Rights Agreement and the Investors Agreement.

           (o) The issuance and sale of the Securities, and the execution, delivery and performance of each of the Transaction Documents and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent, the Company or any subsidiary of the Parent or the Company or any of their respective properties, or any agreement or instrument to which the Parent, the Company or any such subsidiary is a party or by which the Parent, the Company or any such subsidiary is bound or to which any of the properties of the Parent or the Company or any such subsidiary is subject, or the charter or by-laws of the Company, the Parent or any such subsidiary, and each of the Issuers has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

           (p) Each of this Agreement and the Subscription Agreement has been duly authorized, executed and delivered by each of the Issuers. Each of the other Transaction Documents has been, or as of the Closing Date will have been, duly authorized, executed and delivered by each of the Parent, the Company and their subsidiaries (to the extent each is a party thereto) and each conforms or will conform in all material respects to the descriptions thereof contained in the Offering Document and each will constitute valid and legally binding obligations of the Parent, the Company and their subsidiaries (to the extent each is a party thereto), enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization,


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      moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification and contribution, to principles of public policy and federal and state securities laws relating thereto.

           (q) Except as disclosed in the Offering Document, the Parent, the Company and their subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Parent, the Company and their subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

           (r) The Parent, the Company and their subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Parent, the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect.

           (s) Neither the Parent, the Company nor any of their subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Parent, the Company or any of their subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Parent, the Company or any of their subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

           (t) Except as disclosed in the Offering Document, no labor strike, slowdown, stoppage or dispute (except for routine disciplinary and grievance matters) with the employees of the Parent, the Company or any of their subsidiaries exists or, to the knowledge of the Parent or the Company, is imminent, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.


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           (u)  The Parent, the Company and their subsidiaries own, possess, have the legal rights to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") used in the business now operated by them, or presently employed by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Parent, the Company or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

           (v) Except as disclosed in the Offering Document, none of the Parent, the Company or any of their subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) to its knowledge owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Parent, the Company and their subsidiaries are not aware of any pending investigation which might lead to such a claim.

           (w) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Parent, the Company, any of their subsidiaries or any of their respective properties that, if determined adversely to the Parent, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Parent, the Company and their subsidiaries to perform their respective obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Securities and the consummation of the other Transactions; and, to the Parent's, the Company's and their subsidiaries' knowledge, no such actions, suits or proceedings are threatened or contemplated.

           (x) The historical financial statements of each of ESP and Envirotest and their respective consolidated subsidiaries included in the

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      Offering Document present fairly the financial position of each of ESP and
      Envirotest and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial statements of the Company and the Parent, together with related schedules and notes, set forth in the Offering Document comply in all material respects with the requirements applicable to pro forma financial statements to be included in a registration statement on Form S-1 under the Securities Act.

           (y) Except as disclosed in the Offering Document, since the date of the latest financial statements included in the Offering Document, there has been no material adverse change in the business, condition (financial or other), properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Change"), nor any development or event involving a prospective Material Adverse Change and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Parent or the Company on any class of its capital stock.

           (z) The proceeds to the Issuers from the issuance and sale of the Securities will not be used to purchase or carry any security except any securities evidencing indebtedness being purchased in connection with the Refinancing Plan. None of the Issuers is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and each of the Issuers is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Document and the consummation of the other Transactions, will not be, an "investment company" as defined in the Investment Company Act.

           (aa)  Each of the Parent, the Company and their subsidiaries is, and

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      immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to each of the Parent, the Company and its subsidiaries on a particular date, that on such date (A) the fair market value of the assets of the Company or such subsidiary is greater than the total amount of liabilities (including contingent liabilities) of the Parent, the Company or such subsidiary, (B) the present fair salable value of the assets of the Parent, the Company or such subsidiary is greater than the amount that will be required to pay the probable liabilities of the Parent, the Company or such subsidiary on its debts as they become absolute and matured, (C) the Parent, the Company or such subsidiary is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Parent, the Company or such subsidiary does not have unreasonably small capital.

           (bb) No securities of the Parent, the Company or any of its subsidiaries of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

           (cc) The issuance and sale of the Securities in the manner contemplated by this Agreement and the Subscription Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

           (dd) None of the Parent, the Company, or any of their affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities or (ii) has offered or will offer or sell the Securities
      (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Parent, the Company and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation
      S. Neither the Parent nor the Company has entered

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      and they will not enter into any contractual arrangement with respect to the issuance and sale of the Securities except for this Agreement, the Registration Rights Agreement, the Investors Agreement and the Subscription Agreement.

           (ee) Neither the Parent nor the Company has, directly or indirectly, solicited any offer to buy or offered to sell, and they will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

           (ff) The issuance and sale of the Securities hereunder will not involve any transaction that is subject to the prohibitions of Section 406(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The representation of the Issuers in the first sentence of this Article 2(ff) is made in reliance upon, and subject to the accuracy of, the representations of the Purchasers in Article 4.2 of the Subscription Agreement, and with respect to any transferee, the accuracy of the representation made by such transferee pursuant to Article 4.3(b) of the Subscription Agreement.

            No condition exists or event or transaction has occurred in connection with any Benefit Plan maintained or contributed to by the Company and its subsidiaries, or any Affiliate of any such entity, which is likely to result in any of them incurring any liability, fine or penalty which singly or in the aggregate would have a material adverse effect on the Company and its subsidiaries, taken as a whole, resulting from the failure of the Company or its subsidiaries or any Affiliate of any such entity to comply with ERISA insofar as such Act applies to them.

           (gg) The Company is an "operating company" as such term is defined in Department of Labor Regulation 2510.3-101(c), as may be amended.

     3. Purchase, Sale and Delivery of Notes and the Series A Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Placement Agent agrees to solicit offers to purchase the Notes from the Company and the Series A Shares from the Parent upon the terms and conditions set forth in the Subscription Agreement. The Placement Agent shall have the right, in its sole discretion, to reject any offer received by it to purchase Notes and Series A Shares, as a whole or in part, and any such rejection by the Placement Agent shall not be deemed a breach of its agreements contained herein. The Placement Agent shall communicate to the Parent and the Company, orally or in writing, each offer to purchase Notes and Series A Shares and may reject any proposed purchase of Notes and Series A Shares as a whole or in part. Neither the Parent nor the Company shall have any obligation to any prospective purchaser in respect of any Securities proposed to be sold to such prospective purchaser until such prospective purchaser has entered into the Subscription Agreement pursuant to which purchasers will subscribe for the Notes and the Series A Shares. The Parent and the Company agrees to pay or cause to be paid to the Placement Agent placement fees with respect to its services as set forth in this Agreement in an amount equal to the product of 2% and the principal amount of Notes sold. The placement fees will be paid by the Parent and the Company to the Placement Agent at the Closing Date by wire transfer of immediately available funds.

      The Parent and Company will deliver against payment of the purchase price the Notes, in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Indenture. The Parent will deliver the Series A Shares, in the form of certificated securities in definitive form. Payment for the Notes and the Series A Shares shall be made by the purchasers thereof in Federal (same day) funds by official check or checks drawn to the order of the Parent or the Company or wire transfer to an account at a bank acceptable to the Placement Agent, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 9:00 A.M. (New York time), on October 16, 1998, or at such other time not later than seven full business days thereafter as the Placement Agent, the purchasers of such Notes and Series A Shares, the Parent and the Company determine, such time being herein referred to as the "Closing Date." Payment for the Notes shall be made against delivery to the Trustee for the Notes as custodian for DTC of the Global Securities representing all of the Notes. The Global Securities and the certificates representing the Series A Shares to be purchased by each purchaser thereof shall be made available for examination and packaging by the Placement Agent in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Date.

     4.  Agreement of Placement Agent Regarding No Advertising. The

Placement Agent agrees that it and each of its affiliates will not offer or sell the Notes or the Series A Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     5. Certain Agreements of the Issuers. Each of the Issuers, jointly and severally, agrees with the Placement Agent that:

           (a) The Parent and the Company will advise the Placement Agent promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Placement Agent's consent. If, at any time prior to the completion of the placement of the Notes and the Series A Shares by the Placement Agent, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Parent and the Company promptly will notify the Placement Agent of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Placement Agent's consent to, nor the Placement Agent's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

           (b) The Company will deliver to each purchaser of the Notes and Parent will deliver to each purchaser of the Series A Shares, in connection with the sale of the Notes and the Series A Shares, a copy of the Offering Document, as amended and supplemented at the date of such delivery.

           (c) The Parent and the Company will furnish to the Placement Agent copies of the Offering Document and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Placement Agent reasonably requests, and the Parent and the Company will furnish to the Placement Agent on the date hereof three copies of the Offering Document signed by a duly authorized officer of each of the Parent and the

      Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the either of the Parent or the Company is not subject to Section 13 or 15(d) of the Exchange Act, such entity will promptly furnish or cause to be furnished to the Placement Agent and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Parent and the Company will pay the expenses of printing and distributing to the Placement Agent and the holders and the prospective purchasers of the Securities all such documents.

           (d) The Parent and the Company will arrange for the qualification of the Securities for sale and will use their reasonable best efforts to arrange for the determination of their eligibility for investment under the laws of such jurisdictions as the Placement Agent designates and will continue such qualifications in effect so long as required for the resale of the Securities by the purchasers thereof provided that the Parent and the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

           (e) During the period of five years hereafter, the Parent and the Company will furnish to the Placement Agent and, upon request, to each purchaser of the Securities, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, if any; and the Parent and the Company will furnish to the Placement Agent and, upon request, to each purchaser of the Securities as soon as available, (i) a copy of each description of reports, notices or communications sent to securityholders or, if applicable, filed with foreign regulators or securities exchanges, and (ii) from time to time, such other information concerning the Parent or the Company as the Placement Agent may reasonably request.

           (f) During the period of two years after the Closing Date, the Parent and the Company will, upon request, furnish to the Placement Agent and any holder of Securities a copy of the restrictions on transfer applicable to the Securities.

           (g)  [Intentionally omitted.]

           (h) During the period of two years after the Closing Date, none of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

           (i) The Issuers will pay all expenses incidental to the performance of their obligations under this Agreement, the Subscription Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers in connection with the Indenture and the Securities;
      (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Indenture, the Notes, the Series A Shares, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL"), the cost of obtaining CUSIP numbers and any expenses incidental thereto; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdiction as the Placement Agent designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Securities; (vi) all costs and expenses of any Registration Statement, as set forth in the Registration Rights Agreement and the Investors Agreement and (vii) expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Placement Agent and the purchasers of the Notes and the Series A Shares. The Issuers will also pay or reimburse the Placement Agent (to the extent incurred by them and, upon the Company's request, only upon presentation to the Company of documentation reasonably evidencing the same) for all travel expenses of the Placement Agent and the Parent's and the Company's officers and employees and any other expenses of the Placement Agent, the Parent and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes and the Series A Shares.

           (j) In connection with the offering, until the Placement Agent shall have notified the Parent and the Company of the completion of the placement of the Notes and the Series A Shares, none of the Parent, the Company or any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliates has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities, and they shall not make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

           (k) For a period of 180 days after the date of the sale of the Notes and the Series A Shares to the purchasers thereof, none of the Issuers will offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by any of the Issuers and having a maturity of more than one year from the date of issue without the prior written consent of the Placement Agent. None of the Issuers will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities.

           (l) The Parent and the Company agree that they will use the net proceeds to them from the sale of the Securities in the manner described in the Offering Document under the caption "Use of Proceeds". The Company further agrees that on the Closing Date it will, in accordance with respective terms of the Indenture, dated as of March 15, 1994, as supplemented, between Envirotest, the guarantors named therein and First Trust National Association, as trustee (the "2001 Trustee"), pursuant to which the 2001 Notes were issued (the "2001 Indenture") and the Indenture, dated as of April 1, 1993, as supplemented, between Envirotest, the guarantors named therein and First Trust National Association, as trustee (the "2003 Trustee"), pursuant to which the 2003 Notes were issued (the "2003 Indenture"), (i) defease any and all of the 2001 Notes and the 2003 Notes remaining outstanding on such Closing Date after consummation of the Debt Offers, in accordance with Section 8.1 of the 2001 Indenture and
      Section 8.01 of the 2003 Indenture, respectively, or (ii) give such notices to the 2001 Trustee and the 2003 Trustee, as applicable, and take such other actions as may be required to exercise, at the earliest practicable date, its optional redemption right under Section 3.1 of the 2001 Indenture and Section 3.01 of the 2003 Indenture, with respect to any 2001 Notes or 2003 Notes remaining outstanding after consummation of the Debt Offers.

           (m) In connection with the original distribution of the Notes and the Series A Shares, the Issuers agree that, prior to any offer or sale of the

      Notes by the Company or the Series A Shares by the Parent, the Placement Agent and counsel for the Placement Agent shall have the right to make reasonable inquiries into the business of the Parent, the Company and their subsidiaries. The Issuers will provide each prospective purchaser the opportunity to ask questions of, and receive answers from, the officers, employees and representatives of the Issuers concerning the terms and conditions of the offering and to obtain any other additional information about the Parent, the Company and their subsidiaries and the Securities, to the extent the officers and employees of the Issuers possess the same or can acquire it without unreasonable effort or expense.

           (n) The Issuers will furnish or cause to be furnished to the Placement Agent such information as the Placement Agent reasonably believes appropriate to its appointment as Placement Agent, including without limitation such information as the Placement Agent reasonably believes is necessary in connection with its assistance in the preparation of, or for inclusion in the Offering Document (all such information so furnished being hereinafter referred to as the "Information"). It is also understood that the Parent and the Company may make available to prospective purchasers of the Notes and the Series A Shares additional material, data or other information (whether oral or written) relating to the Parent or the Company (the "Company Data"). The Issuers recognize and confirm that: (i) in performing the services contemplated by this Agreement, the Placement Agent will use and rely primarily on the Information and on other information available from generally recognized public sources without having independently verified the same; (ii) the Placement Agent does not assume responsibility for the accuracy or completeness of the Offering Document, the Information, the Company Data and such other information; and (iii) the Placement Agent will not make an appraisal of any of the assets owned or managed by the Issuers as part of the services to be performed by it hereunder except in connection with its valuation of the Series A Common Stock.

           (o) Offers and sales of the Notes and the Series A Shares will be made only by the Issuers to persons whom the Issuers reasonably believe to be institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") and in a manner not involving a public offering with the meaning of Section 4 of the Securities Act.

           (p) No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in connection with the offering of the Notes and the Series A Shares. If required, the Issuers will file in a timely manner with the Commission any notices with respect to the Securities required by Regulation D and will furnish to the Placement Agent promptly thereafter a signed copy of each such notice.

           (q)  The transfer restrictions and the other provisions set forth in
      (i) the Indenture and the Registration Rights Agreement with respect to the Notes and (ii) the Investors Agreement, the Share Price Adjustment Agreement and the certificates representing the Series A Shares with respect to such Shares, including the legends required thereby or appearing thereon, shall apply to the Securities except as otherwise agreed by the Issuers and the Placement Agent. Following the sale of the Notes by the Company and the Series A Shares by the Parent to purchasers thereof pursuant to the terms of the Subscription Agreement, the Placement Agent (solely in its capacity as Placement Agent) shall not be liable or responsible to any of the Issuers for any losses, damages or liabilities suffered or incurred by any of the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any sale, resale or transfer of any Security except for any such loss, damage or liability incurred by the Company as a result of gross negligence or willful misconduct on the part of the Placement Agent or any of its affiliates.

           (r) Each of the Issuers agrees that it will not and will cause its affiliates not to make any offer or sale of securities of any of the Issuers of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of the sale of the Notes and the Series A Shares by the Company and the Parent to the purchasers thereof) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

     6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent and conditions subsequent:

           (a)  The Placement Agent shall have received a letter, dated the

      Closing Date and satisfactory to the Placement Agent and the purchasers of Securities, of PriceWaterhouseCoopers LLP addressed to the Placement Agent, the Parent, the Company and the purchasers of the Securities pursuant to this Agreement confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                 (i) in their opinion the financial statements and schedules examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                 (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

                 (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Parent and the Company, and of all subsidiaries of the Company for which such interim financial statements are provided, inquiries of officials of the Parent, the Company, and of such subsidiaries, who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                       (A) the unaudited financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                       (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the Closing Date, there was any change in the capital stock or any material increase in long-term debt of the Parent or the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Offering Document, or

                       (C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter;

                 (iv) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review on pro forma financial information as described in Statement on Standards for Attestation Engagement No. 1, Reporting on Pro Forma Financial Statements, on the pro forma financial statements included in the Offering Document;

                 (v) on the basis of the review referred to in clause (iv) above, nothing came to their attention that caused them to believe that the pro forma financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                 (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Parent or the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                 (vii) the presentation of Management's Discussion and Analysis of Financial Condition and Results of Operations in the Offering Document includes, in all material respects, the required elements of the rules and regulations adopted by the Commission; the historical financial amounts included therein have been accurately derived, in all material respects, from the Company's financial statements; and the underlying information, determination, estimates and assumptions of the Company provide a reasonable basis for the disclosures contained therein.

           (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Placement Agent, be likely to prejudice materially the success of the proposed issue and sale of the Notes and the Series A Shares, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business prospects, properties or results of operations of the Parent and its subsidiaries taken as a whole, which, in the reasonable judgment of the Placement Agent, is material and adverse to the Parent and its subsidiaries taken as a whole and makes it impractical or inadvisable to proceed with completion of the issuance or the sale of and payment for the Securities; (B) any downgrading in the rating of any debt securities of the Parent, the Company or any of their subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
      Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent, the Company or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Parent, the Company or any of their subsidiaries on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Placement Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the issuance or sale of and payment for the Notes and the Series A Shares.

           (c) The Placement Agent shall have received an opinion or opinions, dated such Closing Date, of counsel for the Issuers, substantially to the effect that:

                 (i) Each of the Parent, the Company and each subsidiary of the Company was duly incorporated and is in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its businesses as described in the Offering Document.

                 (ii) Each of the Transaction Documents (except for the Envirotest Agreement and the Transervice Agreement) has been duly authorized, executed and delivered by each of the Parent, the Company and their subsidiaries (to the extent each is a party thereto); each of the Transaction Documents conforms to the description thereof contained in the Offering Document (to the extent described therein); and each of the Transaction Documents (other than this Agreement and the Subscription Agreement) constitutes valid and legally binding obligations of each of the Parent, the Company and their subsidiaries (to the extent each is a party thereto) enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification and contribution, to principles of public policy and federal and state securities laws relating thereto.

                 (iii) The Notes, the Guarantees and the Series A Shares conform in all material respects to the description thereof in the Offering Document.

                 (iv) The Notes and the Guarantees have been duly authorized and executed by the Company and the Guarantors, respectively, and, when the Notes are authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification and contribution, to principles of public policy and federal and state securities laws relating thereto.

                 (v) The Series A Shares have been duly authorized and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Subscription Agreement, will have been validly issued and fully paid and nonassessable.

                 (vi)  [Intentionally omitted.]

                 (vii) To our knowledge, there are no preemptive rights or similar rights that have not been waived to subscribe for or purchase the Securities upon their issuance and sale by the Issuers pursuant to this Agreement and the Subscription Agreement. To our knowledge, no securityholder of any Issuer has any right that has not been waived to require such Issuer to register the sale of any securities owned by such securityholder under the Securities Act in the offering and sale contemplated by this Agreement and the Subscription Agreement.

                 (viii) The execution, delivery of, and performance by each of the Parent, the Company and their subsidiaries (to the extent each is a party thereto) of its obligations under each of the Transaction Documents (including the issuance and sale of the Securities) and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent, the Company or any subsidiary of the Company or any of their respective properties, or the charter or by-laws of the Parent, the Company or any such subsidiary, any agreement or instrument set forth on Schedule B attached hereto or the Transaction Documents, and each of the Issuers has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and the Subscription Agreement.

                 (ix) Each of the Issuers is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Document and the consummation of the other Transactions, will not, be an "investment company" as defined in the Investment Company Act.

                 (x) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Parent, the Company or any subsidiary of the Parent or the Company for the consummation of the Transactions or otherwise in connection with the issuance and sale of the Securities, other than those consents, approvals, authorizations, orders or filings that have been made or obtained and such as may be required by the Securities Act (including Regulation D thereunder) and securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Securities and as may be required under the Securities Act in connection with the Registration Rights Agreement and the Investors Agreement.

                 (xi) It is not necessary in connection with the offer, sale and delivery of the Securities by the Parent and the Company to the purchasers thereof pursuant to this Agreement and the Subscription Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                 (xii) Except as set forth in the Offering Document, all outstanding shares of the capital stock of the Parent, the Company and each of their subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; the Parent is the record owner of all of the issued and outstanding capital stock of the Company. The Company, directly or through subsidiaries, is the record owner of all of the issued and outstanding capital stock of each subsidiary of the Company, and the securityholders of the Parent, the Company and their subsidiaries have no preemptive rights with respect to the Securities.

                 (xiii) Except as set forth in the Offering Document or any Transaction Document, there are no contracts, agreements or understandings known to such counsel between the Parent, the Company or any of their subsidiaries and any person granting such person the right to require the Parent, the Company or any of their subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Parent, the Company or any of their subsidiaries owned or to be owned by such person or to require the Parent, the Company or any of their subsidiaries to include such securities in any registration statement filed by the Parent, the Company or any of their subsidiaries under the Securities Act.

                 (xiv) The statements under the captions "Business--Legal Proceedings," "Description of Other Indebtedness," "Description of the Notes," "Description of Capital Stock" and "Certain United States Federal Income Tax Considerations" in the Offering Document, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings as if such Offering Document were a prospectus included in a registration statement on Form S-1.

                 (xv) None of the Parent, the Company or any of their subsidiaries is in violation of its respective charter or by-laws and none of the Parent, the Company or any of their subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument as set forth on Schedule B attached hereto.

                 (xvi)  Based solely on discussions with the Parent, the

            Company or any of their subsidiaries but without independent investigation or verification thereof, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Parent, the Company or any of their subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                 (xvii) Based upon our participation in the preparation of the Offering Document, but without independent check and verification, nothing has come to our attention which causes us to believe that as of its date or as of the Closing Date the Offering Document as amended or supplemented (other than the financial statements and other financial data included therein or omitted therefrom, as to which we express no belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (d) The Placement Agent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Placement Agent, such opinion or opinions, dated such Closing Date, with respect to such matters as the Placement Agent may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (e) The Placement Agent shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuers in which such officers after reasonable investigation shall state that the representations and warranties of such company in this Agreement are true and correct as of such date, that such company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document, there has been no Material Adverse Change, nor any development or event involving a prospective Material Adverse Change, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except as disclosed in or contemplated by the Offering Document or as described in such certificate.

           (f) The Company and the Parent shall have caused the ENR Transfer to be effected and consummated pursuant to the documentation described in the definition of Transaction Documents and the Company shall have pledged and delivered the capital stock of Envirotest to the Collateral Agent (as defined in the Bank Agreements) pursuant to the Collateral Documents (as defined in the Bank Agreements) and all conditions and requirements under the Collateral Documents with respect to the pledging of capital stock shall have been fulfilled to the satisfaction of the Collateral Agent, in each case, on or prior to November 20, 1998. For purposes of this paragraph, "ENR Transfer" means the purchase, following the Merger, by the Company of all of the outstanding capital stock of Envirotest from ESP for a purchase price (which may be paid in the form of a note) in an amount, and pursuant to documentation, satisfactory to the Administrative Agent (including, without limitation, provisions of any such note relating to subordination, payments of principal and interest and the exercise of remedies) under the Credit Agreement.

           (g) The Issuers and the Trustee shall have entered into the Indenture and you shall have received executed counterparts thereof.

           (h) The Issuers shall have entered into the Registration Rights Agreement and the Investors Agreement and you shall have received executed counterparts thereof.

           (i) On or prior to the Closing Date, (i)(a) the Company and the other parties thereto shall have entered into the Bank Agreements and all conditions precedent to the effectiveness thereof shall have been satisfied or waived to the satisfaction of the Placement Agent and (b) each of the Transactions (other than the Transervice Acquisition and the Envirotest Sale) shall have been consummated in accordance with the terms set forth in each Transaction Document and all conditions precedent to the effectiveness thereof shall have been satisfied or waived to the satisfaction of the Placement Agent; (ii) such transactions described in the foregoing clause (i) shall continue to be in full force and effect in accordance with the terms thereof; and (iii) the Company shall have provided to the Placement Agent and counsel to the Placement Agent copies of all Transaction Documents delivered to the parties relating to the Transactions (including but not limited to legal opinions relating thereto). To the extent the conditions in any of the agreements and documents referred to in clause (i) above permit any person or persons to waive compliance with such condition, or require that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to any person or persons, for purposes of this Agreement, such condition shall be complied with only if waived by the Placement Agent and such document, opinion or other instrument and such events or conditions shall be acceptable or satisfactory only if acceptable or satisfactory to the Placement Agent. No amendment to or waiver of such condition made pursuant to the Bank Agreements or any of the Transaction Documents shall be effective to amend or waive such condition for the purposes of this Agreement without the consent of the Placement Agent.

           (j) The Placement Agent shall have been furnished with a copy of the opinions delivered on behalf of the Company in connection with the Transactions, which opinions shall expressly state that the Placement Agent is justified in relying upon the opinions therein.

           (k) The Placement Agent shall have received an opinion addressed to them from Murray, Devine & Co. in form and substance reasonably satisfactory to the purchasers of the Notes and the Series A Shares that the Transactions and the application of the net proceeds therefrom will not render the Parent, the Company or any of their subsidiaries insolvent, leave the Parent, the Company or any of their subsidiaries with inadequate or unreasonably small capital with which to conduct business or result in the Parent, the Company or any of their subsidiaries incurring indebtedness beyond its ability to repay as such indebtedness matures.

           (l) The Placement Agent shall have received a certificate, dated the Closing Date, of the President or any Vice President of the Company in which such officer after reasonable investigation shall state that (i) each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("permits") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect, (ii) each such permit is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, (iii) no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow for revocation, suspension or termination of any such permit or has resulted or, after notice or lapse of time or both, would result, in any other impairment of the rights of the holder of any such permit, and (iv) such permits contain no restrictions that are burdensome to the Company or any of its subsidiaries except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

           (m) Upon consummation of the Envirotest Sale, the Company shall provide notice to the Placement Agent of such sale and shall provide the Placement Agent with an executed copy of the Envirotest Agreement.

           (n) The Placement Agent shall have received a certificate, dated the Closing Date, of the President or any Vice President of the Company in which such officer shall state that (i) each of the Transactions (other than the Transervice Acquisition and the Envirotest Sale) shall have been consummated in accordance with the terms set forth in each Transaction Document, (ii) each of the Transactions shall be in full force and effect in accordance with the terms thereof and (iii) each Transaction Document shall have been executed and delivered.

           (o) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

           (p) The Placement Agent shall have received evidence satisfactory to it that all conditions set forth herein shall have been met and such further certificates and documents as the Placement Agent shall reasonably request.

           (q) The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent reasonably requests. The Placement Agent may in its sole discretion waive compliance with any conditions to the obligations of the Placement Agent hereunder.

           (r) As of the Closing Date, the Parent and the Company shall have received CUSIP numbers for the Notes and the Series A Shares and will provide the Placement Agent with such CUSIP numbers.

           (s) On the Closing Date, the Placement Agent shall have received the final Offering Document, in a form satisfactory to the Placement Agent, the purchasers of Securities and their respective counsel.

     7. Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, will indemnify and hold harmless the Placement Agent against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or in the Information or Company Data furnished or made available by the Parent or the Company directly, through the Placement Agent or otherwise, to any prospective purchaser of the Notes and the Series A Shares or its representatives, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred upon presentation of documentation reasonably evidencing the same or (ii) the engagement of the Placement Agent pursuant to, and the performance by the Placement Agent of the services contemplated by, this Agreement;

           (b)  [Intentionally omitted.]

           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

           (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above
      (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Placement Agent on the other from the issuance and sale of the Notes and the Series A Shares or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the issuance and sale of the Notes and the Series A Shares (before deducting expenses) received by the Parent and the Company bear to the total placement fees received by the Placement Agent from the Parent and the Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Issuers or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection

      (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the actual fees paid to the Placement Agent.

           (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to the Placement Agent, its representatives, officers and directors and each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Placement Agent under this Section shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions to each Company, its representatives, officers and directors and person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

     8. Services; Default. In connection with the services to be rendered hereunder, the Placement Agent shall act as an independent contractor, and any duties of the Placement Agent arising out of its engagement pursuant to this Agreement shall be owed solely to the Parent and the Company. In soliciting orders from others to purchase Notes and Series A Shares, the Placement Agent is acting solely as an agent for the Parent and the Company, and not as a principal. The Placement Agent will not have any liability to the Parent and the Company in the event any purchaser whose offer to purchase Notes and Series A Shares has been accepted by the Parent or the Company does not perform its obligations to the Parents or the Company. If the Parent or the Company shall default on their obligation to deliver Notes and Series A Shares to a purchaser thereof whose offer they have accepted, the Parents or the Company shall indemnify the Placement Agent against any loss, claim, or damage arising from or as a result of such default by the Parent or the Company.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of the Issuers or its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agent, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes and the Series A Shares. If for any reason the purchase of the Notes and the Series A Shares by the purchasers thereof is not consummated, the Issuer shall remain responsible for the expenses (including fees and disbursements of counsel) to be paid or reimbursed by them pursuant to Section 5(i) and the obligations of each of the Issuers and the Placement Agent pursuant to Section 7 shall remain in effect; provided, however, that the Companies shall have no obligations under either Section 5(i) or Section 7 if this Agreement is terminated pursuant to
Section 8 or as a result of the occurrence of any event specified in clause (C),
(D) or (E) of Section 6(b)(ii) or if the purchase of the Securities is not consummated due to a material breach of, or default under, this Agreement by the Placement Agent; if any Notes and Series A Shares have been purchased hereunder and under the Subscription Agreement, the Issuers shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the obligations of the Issuers pursuant to Section 7 shall remain in effect, and the representations and warranties in Section 2 and all other obligations under
Section 5 shall also remain in effect.

     10. Notices. All communications hereunder will be in writing and, if sent to the Placement Agent will be mailed, delivered or telegraphed and confirmed to the Placement Agent at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department B Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at EnviroSystems Corp., c/o Environmental Systems Products, Inc., 7 Kripes Road, East Granby, Connecticut 06026, Attention: David J. Langevin.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the representatives, officers and directors controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(c) hereof against the Parent and the Company as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      EACH OF THE ISSUERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      If the foregoing is in accordance with the Placement Agent's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Companies and the Placement Agent in accordance with its terms.

                                            Very truly yours,

                                            ENVIROSYSTEMS CORP.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIRONMENTAL SYSTEMS
                                                PRODUCTS HOLDINGS INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIRONMENTAL SYSTEMS
                                                PRODUCTS, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST SYSTEMS CORP. (Delaware)


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST HOLDINGS, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST TECHNOLOGIES,
                                                INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST PARTNERS


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            REMOTE SENSING
                                                TECHNOLOGIES, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST WISCONSIN, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ES FUNDING CORPORATION


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST ACQUISITIONS  CO.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST SYSTEMS CORP.
                                                (Washington)


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            ENVIROTEST ILLINOIS, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            WELLMAN NORTH AMERICA, INC.


                                            By: /s/ David J. Langevin
                                               ---------------------------------
                                               Name: David Langevin
                                               Title: EVP CFO

                                            WELLMAN OVERSEAS LIMITED


                                            By: /s/ T. Smith [Illegible]
                                               ---------------------------------
                                               Name: T. Smith [Illegible]
                                               Title: Director Company Secretary

                                            NEWMALL LIMITED


                                            By: /s/ T. Smith [Illegible]
                                               ---------------------------------
                                               Name: T. Smith [Illegible]
                                               Title: Director Company Secretary

The foregoing Placement Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON
    CORPORATION


By: /s/ Richard Gallant
   ---------------------------------
   Name: Richard Gallant
   Title: Director

                                   SCHEDULE A

                               List of Guarantors

Environmental Systems Products. Inc.
Envirotest Systems Corp. (Delaware)
Envirotest Holdings, Inc.
Envirotest Technologies, Inc.
Envirotest Partners (Pennsylvania)
Remote Sensing Technologies, Inc.
Envirotest Wisconsin, Inc.
ES Funding Corporation
Envirotest Acquisitions Co.
Envirotest Systems Corp. (Washington)
Envirotest Illinois, Inc.
Wellman North America, Inc.
Wellman Overseas Ltd.
Newmall Ltd.

                                   SCHEDULE B

                        [LIST OF "NO-CONFLICT" CONTRACTS]

[Envirotest State Contracts]

[Ohio Notes]